UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Ave., Suite 2558
New Orleans, LA		70170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 599-5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 25, 2011, Treaty Energy Corporation (“Treaty” or the “Company”) amended the August 11, 2011 agreement with Search Energy to purchase the Mack H. Wooldridge Lease and Eula E. Wooldridge Lease, both located in Shackelford County, Texas. The amendment will allow Treaty immediate access to the leases so that it can begin drilling operations. Further, it provides that the purchase price of the leases is $170,000 with a deposit of $10,000 made upon initial signing of the contract, a second payment of $40,000 made on November 25, 2011 and four equal payments of $30,000 commencing on or before December 25, 2011, and continuing for the months of January 2011, February 2011, and March 2011. The November 25, 2011 payment has already been made.

Item 9.01    Exhibits

Exhibit No.	Title
10.1	Lease & Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: December 6, 2011	By:	/s/ Michael A. Mulshine
Michael A. Mulshine
Assistant Secretary